Filed pursuant to Rule 424(b)(5)

Registration No. 333-259260

PROSPECTUS SUPPLEMENT AMENDMENT

(to Prospectus dated September 20, 2024)

EXPLANTORY NOTE

On July 18, 2024, we filed a Prospectus Supplement in connection with a July 18, 2024 Purchase Agreement with AIV Investments, LLC (“AIV”) (the “July 18, 2024 Purchase Agreement) upon which we may have required AIV to purchase a maximum of thirty million dollars ($30,000,000) of common stock over a two-year term that began on July 18, 2024 and ended on the stated Maturity Date of July 18, 2026.

On September 19, 2024, we and AIV executed a new Purchase Agreement that contains different terms and replaces the July 18, 2024 Purchase Agreement (the “Agreement”) but continues to reflect that we may require AIV to purchase a maximum of thirty million dollars ($30,000,000) of common stock over a two-year term. The Maturity Date of the Agreement is September 19, 2026.

SUBJECT TO COMPLETION, DATED SEPTEMBER 20, 2024

PROSPECTUS

$30,000,000

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

Up to $30,000,000 Common Stock Shares

Artificial Intelligence Technology Solutions Inc., a Nevada corporation (“AITX” or the “Company”), may offer and sell securities from time to time in one or more offerings of up to $30,000,000 in aggregate offering price. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained or incorporated by reference in this prospectus. You should carefully read this prospectus, the related prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference herein and therein, carefully before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is currently quoted on the OTC Markets Pink under the symbol “AITX.” On September 19, 2024, the closing price of the common stock as reported was $0.0029.

PLEASE REVIEW “RISK FACTORS” ON PAGES 3 THROUGH 10 BEFORE PURCHASING SHARES OF THE COMMON STOCK OF THE COMPANY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED IN OUR ANNUAL REPORT ON FORM 10-K/A FOR THE YEAR ENDED FEBRUARY 29, 2024, AND IN OUR PERIODIC AND CURRENT REPORTS THAT WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AFTER THE DATE OF THIS PROSPECTUS, WHICH ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE YOU MAKE YOUR INVESTMENT DECISION.

Our independent registered public accounting firm has included a “going concern” paragraph in the notes to our condensed consolidated financial statements.

The date of this Prospectus Supplement is September 20, 2024

ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated or deemed incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which contains a description of our common stock and gives more general information, some of which may not apply to this offering. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on this prospectus supplement. Before purchasing any shares of our common stock, you should read carefully both this prospectus supplement and the accompanying prospectus, together with the documents incorporated or deemed incorporated by reference in this prospectus supplement or accompanying prospectus (as described below under the heading “Incorporation of Certain Documents by Reference”), any related free writing prospectus and the additional information described below under the heading “Where You Can Find More Information.”

This prospectus supplement and the accompanying prospectus are part of an effective registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, do not contain all of the information set forth in the registration statement. For further information with respect to us and our common stock, reference is made to the registration statement, including the exhibits to the registration statement and the documents incorporated by reference into the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to in this prospectus supplement and accompanying prospectus are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus and the other information to which we refer you. Neither we nor any underwriter, broker-dealer, agent or other person have authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in that jurisdiction. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context indicates otherwise, as used in this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “the Company” and “AITX” refer to Artificial Intelligence Technology Solutions Inc, and its subsidiaries.

S-1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are therefore entitled to the protection of the safe harbor provisions of these laws. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “forecast,” “guidance,” “indicate,” “intend,” “may,” “might,” “outlook,” “plan,” “possibly,” “potential,” “predict,” “probably,” pro-forma,” “project,” “seek,” “should,” “target,” “will,” “would,” “will be,” “will continue” or the negative of or other variation on these words or comparable terminology.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, these forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Management cautions that the forward-looking statements contained in this prospectus supplement and the information incorporated by reference are not guarantees of future performance, and we cannot assume that such statements will be realized or the forward-looking events and circumstances will occur. The risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements include, but are not limited to, those set forth in the section entitled “Risk Factors” in the accompanying prospectus and in “Risk Factors” section below.

Some of the factors that could cause actual results to differ from our expectations are:

●	the early state of the Company’s development;

●	the Company’s ability to continue as a going concern;

●	the Company’s ability to compete in an unproven market;

●	resistance by potential customers to new technologies;

●	performance issues with the Company’s products;

●	uncertainties related to estimates, assumptions and projections relating to unpaid losses and loss adjustment expenses and other accounting policies;

●	reliance on key personnel;

●	introduction of competing products by other companies;

●	inflation and other changes in economic conditions, including changes in the financial markets;

●	security breaches and other system disruptions;

●	legislative and regulatory developments, especially in the gathering and use of information about private citizens;

●	weather conditions and natural disasters (including, but not limited to, the severity and frequency of storms, hurricanes, tornados and hail); and

●	acts of war and terrorist activities, among other man-made disasters.

Given these risks and uncertainties, you are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements included or incorporated by reference into this prospectus supplement and in the information incorporated by reference are made only as of the date of this prospectus supplement. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not undertake and specifically decline any obligation to update or revise any forward-looking statements in this prospectus supplement after we distribute this prospectus supplement, or publicly announce the results of any revisions to any such statements to reflect future events or developments, whether as a result of any new information, future events or otherwise.

S-2

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein and therein. This summary may not contain all of the information that you should consider before making an investment decision. You should read carefully the more detailed information included or referred to under the heading “Risk Factors” of this prospectus supplement and the other information included in this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed incorporated by reference herein and therein, including our Annual Report on Form 10-K Amendment Number 2 for the year ended February 29, 2024, before deciding to invest in our common stock.

The Company

Artificial Intelligence Technology Solutions Inc. or AITX is a Nevada corporation that, through its three subsidiaries, focuses on applying advanced artificial intelligence (AI)-driven technologies, paired with multi-use hardware and supported by custom software and cloud services, to intelligently automate and integrate a variety of high-frequency security, concierge, and operational tasks.

Recent Developments

As of September 10, 2021, RAD I, AITX’s primary operating subsidiary, has 139 units deployed and 64 units on backorder. RAD I has 30 paying customers that represent 39 distinct end users. Ten of RAD I’s paying customers have expanded their systems with at least one reorder.

Three of RAD I’s clients are Top 25 Global corporations by revenue. One of the three companies has completed several reorders with one recent reorder yet to be fulfilled. Moreover, RAD I has 25 dealers that present RAD I solutions to their end user customers.

RAD I has over 350 distinct opportunities that are in Stage 5 of RAD I’s “Sales State Definitions,” meaning that RAD I is customizing a proposal template that is based on information obtained from the customer and that illustrates the potential return on investment (ROI) to the customer. These opportunities, if realized, have the potential to represent thousands of unit orders.

RAD I possesses ten product names and slogans under review at the United States Patent and Trademark Office (USPTO) and anticipates making another 15-20 similar filings by the end of November 2021. RAD I also expects to file with the USPTO design patents related to RAD 3.0 in the near future.

Although RAD I’s sales cycle currently averages from 6 – 18 months, we are using a variety of methods to shorten the sales cycle. RAD I’s planned launch of the ‘3.0’ devices in October 2021 may offer improvements that shorten the sales cycle and allow quicker conversion to sales and revenue.

RAD I currently has 64 employees spread over seven departments (sales, marketing, hardware development, software development, production, client services, and administration) and expects to continue to add qualified and motivated employees to its team.

S-3

THE OFFERING

The common stock offered by us	Up to thirty million (30,000,000) of our common stock shares

Common stock outstanding before the Offering	11,911,671,042 as of September 19, 2024

Risk Factors	Investing in our common stock involves certain risks. see risk factors on page 3 of this prospectus supplement and on pages 3 to 10 of the accompanying prospectus

Use of Proceeds	Proceeds will be used as described in the “Uses of Proceeds” section of this Prospectus Supplement

THE SEPTEMBER 19, 2024 PURCHASE AGREEMENT

The Agreement provides that, upon the terms and subject to the conditions and limitations set forth in the agreement, the Company has the right from time to time, in its sole discretion, to deliver to AIV a purchase notice (“AIV Purchase Notice”) directing AIV to purchase (each, a “AIV Purchase”) to purchase a minimum of ten thousand dollars ($10,000) and up to a maximum of 4.99% of the Company’s current total shares of Common Stock outstanding of Purchase Shares (the “AIV Purchase Amount”).

On the Trading Day immediately following the date a Purchase Notice is delivered (the “Advance Date”), the Company shall deliver to AIV such number of Purchase Shares that are the subject of such Purchase Notice, by crediting the Investor’s account or its designee’s account at the Depository Trust Company through its Deposit Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, and transmit notification to the Investor that such share transfer has been requested.

On the Trading Day immediately following the end of a Valuation Period (each, a “Closing Date”), AIV shall deliver to the Company a written document (“Settlement Document”) setting forth the final number of Purchase Shares to be purchased by AIV, taking into account the Purchase Price, which will be set at one-hundred and five percent of the Purchase Shares that are subject of the Purchase Notice Principle Weighted Average Price of the Common Stock on the Principal Market as reported on the Principal Market (“VWAP) during the Valuation Period defined as five (5) consecutive trading days immediately following the Advance date, in each case in accordance with the terms and conditions of this Agreement. Promptly after delivery of the Settlement Document, AIV shall pay to the Company the aggregate purchase price of the Purchase Shares in cash in immediately available funds to an account designated by the Company in writing and transmit notification to the Company that such funds transfer has been requested. No fractional shares shall be issued, and any fractional amounts shall be rounded to the next higher whole number of shares. To facilitate the transfer of the Purchase Shares by AIV, the Purchase Shares will not bear any restrictive legends so long as there is an effective registration statement covering the resale of such Purchase Shares.

The AIV Purchase Agreement prohibits the Company from directing AIV to purchase any shares of common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by AIV and its affiliates, would result in AIV and its affiliates having beneficial ownership, at any single point in time, of more than 4.99% of the then total outstanding shares of our common stock.

Upon execution of the Purchase Agreement, the Company shall issue to AIV Common Stock Shares designated as the “Execution Commitment Shares” representing a dollar value equal to two hundred fifty thousand dollars ($250,000) priced at 95% of the VWAP for the day prior execution of the Agreement.

Additionally, concurrently with the executed of the definitive agreements, the Company shall issue Common Stock to the Investor designated as “Second Execution Commitment Shares”) representing a dollar value equal to: (a) one hundred and twenty five dollars ($125,000) priced at ninety five percent (95%) of the VWAP for the trading day that is five (5) months from execution of the Agreement and; (b) one hundred and twenty five $125,000) priced at ninety-five percent (95%) of the VWAP for the trading day that is ten (10) months from execution of the agreement designated as the “Third Commitment Shares”.

Additionally: ,

A)	The Purchase Agreement is subject to a Most Favored Nation provision providing that upon any issuance by the Company of Common Stock or Common Stock equivalents for cash consideration or indebtedness in a Subsequent Financing, AIV may elect, in its sole discretion to exchange all or some of the Securities then held for any securities or Units issued in a Subsequent Financing on a $1.00 for $1.00 basis.

B)	From the date of the Purchase Agreement until the date that is the 12 (twelve) month anniversary of the Closing Date, or 12 months from termination, upon a Subsequent Financing, Investor shall have the right to participate up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing. At least five (5) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to Investor a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Investor if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of AIV, and only upon a request by AIV, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to AIV. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

Notwithstanding any provisions to the contrary in A) And B), transactions that are related to past financings and existing securities and derivatives that were existent prior to the execution of the Purchase Agreement (Existing Securities) are expressly excluded from the rights and obligations set forth therein. Such Existing Securities shall not trigger any rights nor shall any terms or conditions of such past Existing Securities be required to be offered or matched under the Most Favored Nations clause (A)or affect the terms of any Subsequent Financing as described above (B). Beginning the date that is eighteen (18) months from the execution of this Agreement, the Most Favored Nations provision and the Participation Maximum rights contained herein shall not apply to subsequent adjustments, renegotiations or modifications related to the Existing Securities. In the event of such adjustment, renegotiation or modification of the Existing Securities, the Company shall provide ten (10) business days’ notice to AIV in writing.

If this contract is terminated by AIV both A) and B) will not apply and AIV will have no special rights regarding future financing of the Company.

The net proceeds from the Offering may be used for any corporate purpose at the Company’s sole discretion.

Mark Grober, a Director of AIV, has sole dispositive power over the Shares.

AIV is prohibited from entering into any short sale or hedging transaction, which establishes a net short position of the Company’s Common Stock.

There are no trading volume requirements or restrictions under the AIV Purchase Agreement. We will control the timing and amount of any sales of our common stock to AIV.

No put will be delivered: (i) after the end of the Term of the Agreement; (ii) after the aggregate Commitment Amount is purchased, and (iii) at any time an Event of Default exists.

S-4

An “Event of Default” shall be deemed to have occurred at any time as any of the following events occurs:

(a) the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order or similar order) or such Registration Statement (or the prospectus forming a part thereof) is unavailable to the Investor for resale of any or all of the Purchase Shares to be issued to the Investor under the Transaction Documents;

(b) the suspension of the Common Stock from trading on the Principal Market for a period of two (2) Business Days, provided that the Company may not direct the Investor to purchase any shares of Common Stock during any such suspension;

(c) the delisting of the Common Stock from the OTC Pink provided, however, that the Common Stock is not immediately thereafter trading on The NASDAQ Capital Market, The NASDAQ Global Market, The NASDAQ Global Select Market, the New York Stock Exchange, the NYSE American, CBOE Global Markets or the OTCQB or the OTCQX operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing);

(d) the failure for any reason by the Transfer Agent to issue Purchase Shares to the Investor within three (3) Business Days after the applicable date on which the Investor is entitled to receive such Purchase Shares;

(e) the Company breaches any representation, warranty, covenant or other term or condition under any Transaction Document if such breach could have a Material Adverse Effect and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five (5) Business Days;

(f) if any Person or entity commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;

(g) if the Company, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors or is generally unable to pay its debts as the same become due;

(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company; or

(i) if at any time the Company is not eligible to transfer its Common Stock electronically as DWAC Shares.

So long as an Event of Default has occurred and is continuing, the Company shall not deliver to the Investor any Purchase Notice.

As part of the purchase transaction between the Company and AIV, the parties have entered into a Registration Rights Agreement pursuant to which the Company has already registered the Purchase Shares on Form S-3 for resale by AIV.

The above description of the AIV Purchase Agreement is qualified in its entirety by reference to the AIV Purchase Agreement, which is incorporated by reference into this prospectus supplement.

DILUTION

Dilution represents the difference between the price at which a share of the Company’s common stock is being offered and the net tangible book value per share of that common stock immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the common stock being offered. Dilution of the value of the shares of common stock that you purchase is also a result of the lower book value of the shares of common stock held by our existing shareholders.

The net tangible book value (deficit) of our common stock as of May 31, 2024 was approximately $(41.99) million, or approximately $(0.00) per share of common stock.

S-5

After giving effect to the sale of our common stock in the aggregate amount of $30.00 million at an assumed offering price of $0.0051 per share, the last reported sale price of our common stock on the Over-The-Counter Market (OTC) on July 12, 2024, and after deducting offering commissions and estimated aggregate offering expenses payable by us, our net tangible book value as of May 31, 204 would have been approximately $(13.69) million, or $0.00 per share of common stock. This represents an immediate increase in net tangible book value (deficit) of $0.00 per share to our existing stockholders and an immediate dilution in net tangible book value (deficit) of $0.0051 per share to new investors in this offering at the assumed public offering price.

The following table illustrates this calculation on a per share basis based on the range of prices per share of common stock we expect to receive from the Investors:

Scenario #1: ($0.0051 per share received)
Assumed public offering price per share		$0.0051
Shares issues		5,588,237,926
Net tangible book value (deficit) per share as of May 31, 2024	$(0.00)
Increase in net tangible book value (deficit) per share attributable to the offering	$0

As adjusted net tangible book value (deficit) per share after giving effect to the offering		$0

Scenario #2: ($0.0075 per share received)
Assumed public offering price per share		$0.0075
Shares issues		3,800,003,947
Net tangible book value (deficit) per share as of May 31, 2021	$(0.00)
Increase in net tangible book value (deficit) per share attributable to the offering	$0

As adjusted net tangible book value (deficit) per share after giving effect to the offering		$0

Scenario #3: ($0.01 per share received)
Assumed public offering price per share		$0.01
Shares issues		2,850,005,263
Net tangible book value (deficit) per share as of May 31, 2021	$(0.00)
Increase in net tangible book value (deficit) per share attributable to the offering	$0

As adjusted net tangible book value (deficit) per share after giving effect to the offering		$0

Scenario #4: ($0.0001 per share received)
Assumed public offering price per share		$0.0001
Shares issues		285,000,000,053
Net tangible book value (deficit) per share as of May 31, 2021	$(0.00)
Increase in net tangible book value (deficit) per share attributable to the offering	$0

As adjusted net tangible book value (deficit) per share after giving effect to the offering		$0

Scenario #5: ($0.10 per share received)
Assumed public offering price per share		$0.10
Shares issues		285,052,632
Net tangible book value (deficit) per share as of May 31, 2021	$(0.00)
Increase in net tangible book value (deficit) per share attributable to the offering	$0

As adjusted net tangible book value (deficit) per share after giving effect to the offering		$0

If you are investing in the shares expecting to own a certain percentage of the Company or expecting each share of common stock to hold a certain amount of value, you should realize that the value of a share of common stock can decrease by actions taken by the Company. If the Company issues additional capital stock, the shares of common stock sold by this prospectus supplement will represent a smaller percentage of the Company’s total outstanding capital. An increase in the amount of capital stock could result from the issuance of additional common stock, additional shares of Series F Convertible Preferred Stock, or one or more additional series of preferred stock. If that occurs, the Company’s value may have increased but a holder of shares of common stock would own a smaller piece of the Company. This would result in a purchaser of common stock in this offering experiencing value dilution, with each share of common stock being worth less than its value before the additional capital stock was issued, and control dilution, with the total percentage of the Company that a shareholder owns being lower than the percentage before the additional capital stock was issued.

S-6

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

We incorporate by reference the following:

Form 10-K, Amendment Number 2 for the fiscal year ending February 29, 2024.

In addition, we also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on that form which are related to those items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and before the effectiveness of the registration statement and (ii) following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed. These documents include annual and periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy statements.

You may request, at no cost, a copy of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents, by writing or calling us at the following address or telephone number: Artificial Intelligence Technology Solutions Inc., Attention: Investor Relations, at 10800 Galaxie Avenue. Ferndale, Michigan 48220, telephone: (877) 787-6268.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, accordingly, file periodic reports, proxy statements and other information with the SEC. You can obtain these reports, proxy statements and other information that we file electronically with the SEC on the SEC’s website at www.sec.gov. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports that are filed or furnished pursuant to Section 13 of the Exchange Act are available on our website at www.aitx.ai, as soon as reasonably practicable after they are electronically filed with the SEC. The information on our website is not part of this prospectus, except to the extent filed with the SEC and specifically incorporated into this prospectus by reference.

This prospectus is part of a registration statement that we filed with the SEC under the Securities Act. This prospectus does not contain all of the information presented in the registration statement and its exhibits in accordance with SEC rules. Our descriptions in this prospectus of the provisions of documents filed as exhibits to the registration statement or otherwise filed with the SEC are only summaries of the terms of those documents and are not intended to be comprehensive. For a complete description of the content of the documents, you should obtain copies of the full document.

S-7

PROSPECTUS

$30,000,0000

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS

Common Stock

Prospectus

Dated September 20, 2024

Artificial Intelligence Technology Solutions Inc., a Nevada corporation (“AITX” or the “Company”), may offer and sell securities from time to time in one or more offerings of up to $30,000,000 in aggregate offering price. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained or incorporated by reference in this prospectus. You should carefully read this prospectus, the related prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference herein and therein, carefully before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is currently quoted on the OTC Markets Pink under the symbol “AITX.” On September 19, 2024, the closing price of the common stock as reported was $0.0029 per share.

PLEASE REVIEW “RISK FACTORS” ON PAGES 3 THROUGH 10 BEFORE PURCHASING SHARES OF THE COMMON STOCK OF THE COMPANY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED IN OUR ANNUAL REPORT ON FORM 10-K/A FOR THE YEAR ENDED FEBRUARY 29, 2024, OUR QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MAY 31, 2024, AND IN OUR PERIODIC AND CURRENT REPORTS THAT WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AFTER THE DATE OF THIS PROSPECTUS, WHICH ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE YOU MAKE YOUR INVESTMENT DECISION.

Our independent registered public accounting firm has included a “going concern” paragraph in the notes to our condensed consolidated financial statements.

The date of this Prospectus is September 20, 2024

SUMMARY

Shelf Registration

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $30,000,000. The securities may be shares of common stock, warrants to purchase common stock, and units consisting of common stock and warrants. We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the accompanying prospectus supplement, the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. You should also read the information discussed under “Risk Factors,” which describes the risks of investing in our securities.

Neither we, nor any agent, underwriter or dealer have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or free writing prospectus to which we have referred you. We and any agent, underwriter or dealer take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or any accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

1

Background of the Company

On February 17, 2015, On the Move Systems Corp., a Florida corporation, merged into its Nevada affiliate, On the Move Systems Corp., which had been incorporated in Nevada on September 8, 2014 (“OMVS”). In 2016, Steven Reinharz founded Robotic Assistance Devices, Inc. (“RAD I”) and incorporated it in Nevada on July 26, 2016. On August 28, 2017, OMVS acquired from Mr. Reinharz all of the ownership and equity interests in RAD I (the “Acquisition”). Before the Acquisition, OMVS’s business focus was on providing transportation services, while RAD I’s focus was on exploring the on-demand logistics market by developing a network of logistics partnerships. After the Acquisition, OMVS shifted its business focus to align with RAD I’s mission. On August 24, 2018, OMVS changed its name to Artificial Intelligence Technology Solutions Inc. (“AITX” or the “Company”).

Since the Acquisition, AITX’s business focus has been on pursuing the delivery of artificial intelligence (“AI”) and robotic solutions for operational, security, and monitoring needs. More specifically, the Company is focused on applying advanced AI-driven technologies, paired with multi-use hardware and supported by custom software and cloud services, to intelligently automate and integrate a variety of high-frequency security, concierge, and operational tasks.

AITX’s solutions target the security and facility management markets.

Current Structure of the Company

AITX operates through four subsidiary companies:

Robotic Assistance Devices, Inc. (“RAD I”) is currently the Company’s major operating subsidiary. RAD I holds the dealer and end-user contracts, employs all United States employees, operates the Company’s California and Michigan facilities, and is the primary industry-facing entity of AITX. RAD I owns all intellectual property related to the Company’s products/systems RADSoC™, RAD Mobile SOC™, RADGuard™, and their core operating architecture. In addition, RAD I owns everything related to AITX’s line of stationary devices and the manufacturing of those devices. RAD I also implements and services the devices.

Robotic Assistance Devices Group, Inc. (“RAD G”) is a Company subsidiary that was created for the purposes of conducting expected future sales through a channel that is both incompatible and non-competitive with RAD I’s existing channel. RAD G is focused on the development of advanced software and electronics solutions and is working towards a goal of introducing a solution to the marketplace by the end of 2021. The Company expects that this first RAD G solution, which will be software-only, will be marketed through RAD I. Additional solutions under development are likely to have a direct go-to-market strategy that complements RAD I’s strategy. Development efforts by RAD G are highly confidential and will remain so until the solutions are ready to be launched.

Robotic Assistance Devices Mobile, Inc. (“RAD M”) is a Company subsidiary that was created for the purposes of future developments, partnerships, and marketing in which the Company may engage in the future. RAD M is focused on the development of autonomous mobile devices, both ground-based and airborne. RAD M’s first solution, the ROAMEO™ unmanned ground vehicle, incorporates RAD M technologies related to the development of custom chassis, drive train, power management, perception, and prediction. ROAMEO features technology from RAD I to perform its functions. The Company believes that ROAMEO will bring the first outdoor, rugged, commercial security and facility robot to market. This mobile solution will complement the Company’s stationary systems. ROAMEO is manufactured, implemented, and maintained by RAD I. ROAMEO began serial production in August 2021. RAD M expects to continue developing additional mobility solutions that will be marketed through RAD I.

Robotic Assistance Devices Residential, Inc. (RAD R) is the AITX entity developed to bring AIR™ to residential products. The first announced product is called RADCAM™ and is scheduled to be on the market in 2024. RAD R uses technology from RAD Inc. At this moment it is not known if RAD R will be built into a long term entity of AITX or if it will be sold. Other AITX are not meant to be sold.

Unless the context indicates otherwise, as used in this prospectus, references to “we,” “us,” “our,” “the Company” and “AITX” refer to Artificial Intelligence Technology Solutions Inc, and its subsidiaries.

Information about the Company

The Company’s principal executive offices and its manufacturing facility are located at 10800 Galaxie Avenue, Ferndale, Michigan 48220, telephone number is (877) 787-6268. Our website is www.aitx.ai. We do not incorporate by reference into this prospectus the information on, or accessible through, our website, and you should not consider it as part of this prospectus. We also maintain offices and a small manufacturing/assembly facility in Irvine, California.

2

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described below before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors described below could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. The occurrence of any of these risks might cause you to lose all or part of your investment. Moreover, the risks described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, and results of operations. If any of these risks actually occurs, our business, financial condition and results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to our Purchase Agreement with AIV

AIV’ sales of our Common Stock Shares into the open market may cause dilution of your investment in our Common Stock and cause material decreases in our stock price.

The shares of our common stock to be issued to AIV pursuant to the Purchase Agreement may be sold into the market by AIV may cause dilution of your investment and could cause our stock price to decline.

Funding from the Purchase Agreement may be limited or insufficient to fund our operations or to implement our strategy.

Under our Purchase Agreement with AIV, we may direct AIV to purchase up to thirty million dollars ($30,000,,000) of our shares of our common stock over a 24-month period. Factors may negatively affect the amount of proceeds we receive, including our share price, discount to market, and other factors relating to our common stock.

There can be no assurance that we will be able to receive all or any of the total commitment from AIV because the Purchase Agreement contains certain limitations, restrictions, requirements, conditions and other provisions that could limit our ability to cause AIV to buy common stock from us. The extent to which we rely on AIV as a source of funding will depend on a number of factors, including the amount of working capital needed, the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from AIV were to prove unavailable or prohibitively dilutive, we would need to secure another source of funding. Even if we sell all thirty million dollars ($30,000,000) of our common stock under the Purchase Agreement with AIV, we will still need additional capital to fully implement our current business, operating plans, and development plans.

Risks Related to Our Industry and Our Company

Our business is at an early stage, and we have not yet generated any profits.

RAD I, the Company’s primary operating subsidiary, was formed in 2016 and made its first sale in 2016. Accordingly, the Company has a limited operating history upon which to evaluate its performance and prospects. Our current and proposed operations are subject to all the business risks associated with young enterprises. These include likely fluctuations in operating results as the Company makes significant investments in research, development and product opportunities, and reacts to developments in its market, including purchasing patterns of customers, and the entry of competitors into the market. We cannot assure you that we will generate enough revenue to be profitable in the next three years or at all, which could lead to a loss of part or all of an investment in the Company.

Our auditor has expressed substantial doubt about our ability to continue as a going concern.

The financial statements for our Fiscal Year ended February 29, 2024 incorporated by reference into the registration statement of which this prospectus is a part have been prepared on a going concern basis. We may not be able to generate profitable operations in the future and/or obtain the necessary financing to meet our obligations and pay liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that we will be able to continue as a going concern. Our financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

Our financial results will fluctuate in the future, which makes them difficult to predict.

The Company’s financial results may fluctuate in the future. Additionally, we have a limited operating history with the current scale of our business, which makes it difficult to forecast future results. As a result, you should not rely upon the Company’s past financial results as indicators of future performance. In addition, you should take into account the risks and uncertainties frequently encountered by rapidly growing companies in evolving markets. Our financial results in any given quarter can be influenced by numerous factors, many of which we are unable to predict or are outside of our control, including, but not limited to the following:

●	our ability to maintain and grow our client base;
●	clients suffering downturns, financial instability or becoming subject to mergers or acquisitions;
●	the Company’s ability to develop and introduce new products and the ability of our competitors to do the same;
●	the Company’s ability to maintain gross margins and operating margins;
●	increases in marketing, sales, service and other operating expenses incurred in expanding our operations and remaining competitive;
●	changes affecting our suppliers and other third-party service providers;
●	adverse litigation judgments, settlements, or other litigation-related costs; and
●	changes in business or macroeconomic conditions, including regulatory changes.

3

We have a limited number of deployments and our success depends on an unproven market.

The market for advanced physical security technology is relatively new and unproven and is subject to a number of risks and uncertainties. In order to grow our business and extend our market position, we will need to place into service additional robots, expand our service offerings, and expand our presence. Our ability to expand the market for our products depends on a number of factors, including the cost, performance and perceived value associated with our products and services. Furthermore, the public’s perception of the use of robots to perform tasks traditionally reserved for humans may negatively affect demand for our products and services. Ultimately, our success will depend largely on our customers’ acceptance that security services can be performed more efficiently and cost effectively through the use of our robots and ancillary services, of which there can be no assurance.

We cannot assure you that we can effectively manage our growth.

The Company expects to continue hiring additional employees. The growth and expansion of our business and products create significant challenges for our management, operational, and financial resources, including managing multiple relationships and interactions with users, distributors, vendors, and other third parties. As the Company continues to grow, our information technology systems, internal management processes, internal controls and procedures and production processes may not be adequate to support our operations. To ensure success, we must continue to improve our operational, financial, and management processes and systems and to effectively expand, train, and manage our employee base. As we continue to grow, and implement more complex organizational and management structures, we may find it increasingly difficult to maintain the benefits of our corporate culture, including our current team’s efficiency and expertise, which could negatively affect our business performance.

Our costs may grow more quickly than our revenues, harming our business and profitability.

We expect our expenses to continue to increase in the future as we expand our product offerings, expand production capabilities and hire additional employees. We expect to continue to incur increasing costs, in particular for working capital to purchase inventory, marketing and product deployments as well as costs associated with customer support in the field. Our expenses may be greater than we anticipate which would have a negative impact on our financial position, assets and ability to invest further in the growth and expansion of our business.

The loss of one or more of our key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm our business.

The Company currently depends on the continued services and performance of key members of the management team, in particular, founder and Chief Executive Officer, Steven Reinharz, Chief Financial Officer, Anthony Brenz, and RAD I Chief Executive Officer, Mark Folmer. While we currently have employment agreements with Mr. Reinharz and Mr. Brenz, we do not have any employment agreements in place with our other officers. If we cannot call upon Mr. Reinharz, Mr. Brenz or Mr. Folmer or other key management personnel for any reason, our operations and development could be harmed. The Company has not yet developed a succession plan. Furthermore, as the Company grows, it will be required to hire and attract additional qualified professionals such as accounting, legal, finance, production, service and engineering experts. The Company may not be able to locate or attract qualified individuals for such positions, which will affect the Company’s ability to grow and expand its business.

4

Because the Company’s Board of Directors does not currently have an audit committee, compensation committee or any other form of corporate governance committee, shareholders will have to rely on our only director, who is not independent, to perform these functions.

We do not have an audit committee, compensation committee or any form of corporate governance committees that includes any independent members. Instead, the Board of Directors performs these functions as a whole. As a result, the Company does not receive the independent advice of other persons.

If we are unable to protect our intellectual property, the value of our brand and other intangible assets may be diminished and our business may be adversely affected.

The Company relies and expects to continue to rely on a combination of confidentiality agreements with its employees, consultants, and third parties with whom it has relationships, as well as trademark, copyright, patent, trade secret, and domain name protection laws, to protect its proprietary rights. As of the date of this report, there are no patents filed on behalf of the Company. The Company plans to file various applications in the United States for protection of certain aspects of its intellectual property. However, third parties may knowingly or unknowingly infringe our proprietary rights, may challenge proprietary rights held by us, and pending and future trademark and patent applications may not be approved. In addition, effective intellectual property protection may not be available in every country in which we intend to operate in the future. In any or all of these cases, we may be required to expend significant time and expense in order to prevent infringement or to enforce our rights. Although we plan to take measures to protect our proprietary rights, there can be no assurance that others will not offer products or concepts that are substantially similar to those offered through RAD I and compete with our business. If the protection of our proprietary rights is inadequate to prevent unauthorized use or appropriation by third parties, the value of our brand and other intangible assets may be diminished, and competitors may be able to more effectively mimic our service and methods of operations. Any of these events could have a material adverse effect on our business and financial results.

5

Economic factors generally may negatively affect our operations.

The Company is subject to the general risks of the marketplace in which the Company does business. Moreover, the results of operations of the Company will depend on a number of factors over which the Company will have no control, including changes in general economic or local economic conditions, changes in supply of or demand for similar and/or competing products and services, and changes in tax and governmental regulations that may affect demand for such products and services. Any significant decline in general economic conditions or uncertainties regarding future economic prospects that affect industrial and consumer spending could have a material adverse effect on the Company’s business. For these and other reasons, no assurance of profitable operations can be given.

The future reoccurrence of the COVID-19 pandemic could adversely affect our business, financial condition and results of operations.

A future COVID-19 pandemic, including the emergence of variants for which vaccines may not be effective, may negatively affect our business by causing or contributing to, among other things:

●	Higher shipping costs and longer shipping times, especially for shipments from China and Europe;

●	Limited access to parts needed for our products due to the ongoing issues with global chip supply, which may affect our ability to meet our production goals;

●	Higher labor costs due to a diminished supply of potential employees and higher employee recruitment and retention costs; and

●	Disruptions in production due to employees becoming ill from Covid.

The extent of COVID-19’s effect on our operational and financial performance in the future will depend on future developments, including the duration, spread and intensity of the pandemic, our continued ability to manufacture and distribute our products, any future government actions affecting consumers and the economy generally, changing economic conditions and any resulting inflationary impacts, as well as timing and effectiveness of global vaccines, all of which are uncertain and difficult to predict considering the rapidly evolving landscape. Although the potential effects that COVID-19 may continue to have on us are not clear, these effects could materially adversely affect our business, financial condition and results of operations.

6

Our business is subject to data security risks, including security breaches.

Our products employ technologies that are subject to various data security risks including security breaches and hacking, and we cannot guarantee that our products may not be negatively affected by these risks causing them to suffer damages. We use wireless data carrier providers to transmit data and information of all kinds, and those wireless providers may suffer security breaches that releases confidential information of the Company. Any occurrence of the foregoing may damage our brand and increase our costs. Any of these events or circumstances could materially adversely affect our business, financial condition and results of operations.

Our business success depends on large part on the success of our efforts to lease our products through dealerships.

Although the Company engages in some direct sales to potential customers, the Company’s primary focus is on leasing its robots to end-users through dealers that market to firms providing security guard and integrated security services. The Company believes that the Company’s model based on partnerships with these dealers is valuable and currently has such partnerships with over twenty dealers, with plans to sign on additional dealers. However, there can be no assurance that the Company can successfully secure agreements with dealerships for the use of our products, which could materially impair our sales, financial condition and business prospects.

We currently face some competition and may face additional competition in the future; if we are not able to compete effectively, our business prospects and operations would be harmed.

RAD I’s re-entry into the mobile security robotics market presents the Company with two potential competitors. Knightscope, Inc., states that it has available one outdoor security robot called the ‘K5’ and has another outdoor robotic device under development, the ‘K9’. Cobalt Robotics Inc., offers an indoor robotic device that is designed to perform various security functions. Although either or both of these companies may create direct competition to RAD I’s products, neither of these companies has a mobile robot that performs the breadth of duties that can be performed by ROAMEO. We are also aware of other companies that are already active in our industry and other companies that are developing physical security technology in the U.S. and abroad that may potentially compete with our technology and services. These, or additional new, competitors may have more resources than does the Company or may be better capitalized, which may give them a significant advantage because they may be able to offer better pricing, survive an economic downturn or reach profitability as compared with the Company. We cannot guarantee that we will be able to compete successfully against existing or emerging competitors. In addition, existing private security firms may also compete on price by lowering their operating costs, developing new business models or providing other incentives. We cannot give any assurance that we can adequately compete with existing or new competitors, and additional attempts to compete could lead us to expend additional funds toward our marketing efforts and further adversely affect our business operations.

Our ability to operate and collect digital information on behalf of our clients is dependent on the privacy laws of jurisdictions in which our machines operate, as well as the corporate policies of our clients, which may limit our ability to fully deploy our technologies in various markets.

Our robots collect, store and analyze certain types of personal or identifying information regarding individuals that interact with the machines. While we maintain stringent data security procedures, the regulatory framework for privacy and security issues is rapidly evolving worldwide and is likely to remain uncertain for the foreseeable future. Federal and state government bodies and agencies have in the past adopted, and may in the future adopt, laws and regulations affecting data privacy, which in turn affect the breadth and type of features that we can offer to our clients. In addition, our clients have separate internal policies, procedures and controls regarding privacy and data security with which we may be required to comply. Because the interpretation and application of many privacy and data protection laws are uncertain, it is possible that these laws may be interpreted or applied in a manner that is inconsistent with our current data management practices or the features of our products. If so, in addition to the possibility of fines, lawsuits and other claims and penalties, we could be required to fundamentally change our business activities and practices or modify our products, which could have an adverse effect on our business. Any inability to adequately address privacy and security concerns, even if unfounded, or comply with applicable privacy and data security laws, regulations, and policies, could result in additional cost and liability to us, damage our reputation, inhibit sales, and adversely affect our business. Furthermore, the costs of compliance with, and other burdens imposed by, the laws, regulations, and policies that are applicable to the businesses of our clients may limit the use and adoption of, and reduce the overall demand for, our products. Privacy and data security concerns, whether valid or not valid, may inhibit market adoption of our products, particularly in certain industries and foreign countries. If we are not able to adjust to changing laws and regulations, our business may be harmed.

7

Our success depends on the growth of our industry, most specifically on the growing adoption and use of physical security technology in general and the adoption and use of our products.

The market for the Company’s products and for physical security technology in general is relatively new and unproven and is subject to many risks and uncertainties. Our ability to gain growing market acceptance and adoption of our products depends on the market’s acceptance of physical security technology in general. If we are unable to increase acceptance of our products, and if the market for physical security technology generally does not develop as we hope, we will not be able to sell our products, which would adversely affect our financial performance.

Risks Related to our Securities

An investment in our securities is extremely speculative, and there can be no assurance of any return on the investment.

An investment in our securities is extremely speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks, including the risk of losing their entire investment in our securities. For example, the market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market and other factors, many of which we have little or no control over. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance.

Our common stock shareholders do not have voting control over the Company due to the rights granted to holders of the Company’s Series E Convertible Preferred Stock.

Steven Reinharz, the Company’s President and Chief Executive Officer, is currently the holder of all 3,350,000 shares of our Series E Convertible Preferred Stock. The Series E Convertible Preferred Stock holds 2/3rds of the voting power of all shareholders at any time that corporate action requires a vote of shareholders. As a result, holders of common stock do not have voting control over the Company.

Because the Company is a “smaller reporting company,” we may take advantage of certain scaled disclosures available to us, resulting in holders of our securities receiving less Company information than they would receive from a public company that is not a smaller reporting company.

We are a “smaller reporting company” as defined in the Exchange Act. As a smaller reporting company, we may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter, or(ii) our annual revenue is less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. To the extent we take advantage of any reduced disclosure obligations, it may make it harder for investors to analyze the Company’s results of operations and financial prospectus in comparison with other public companies.

8

To fund its operations, the Company may conduct further offerings in the future, in which case our common stock will be diluted.

To fund its business operations, the Company anticipates continuing to rely on sales of its securities, which may include common stock, preferred stock, convertible debt and/or warrants convertible or exercisable into shares of common stock. Common stock may be issued in return for additional funds or upon conversion or exercise of outstanding convertible debentures or warrants. If additional common stock is issued, the price per share of the common stock could be lower than the price paid by existing holders of common stock, and the percentage interest in the Company of those shareholders will be lower. This result is referred to as “dilution,” which could result in a reduction in the per share value of your shares of common stock. The Company’s failure or inability to raise capital when needed or on terms acceptable to the Company and our shareholders could have a material adverse effect on the Company’s business, financial condition and results of operations and would also have a negative adverse effect on the price of our common stock.

The Company may utilize debt financing to fund its operations.

If the Company undertakes debt financing to fund its operations, the financing may involve significant restrictive covenants. In addition, there can be no assurance that such financing will be available on terms satisfactory to the Company, if at all. The Company’s failure or inability to obtain financing when needed or on terms acceptable to the Company and our shareholders could have a material adverse effect on the Company’s business, financial condition and results of operations and would also have a negative adverse effect on the price of our common stock.

The trading price of our common stock may fluctuate significantly.

Volatility in the trading price of shares of our common stock may prevent shareholders from being able to sell shares of common stock at prices equal to or greater than their purchase price. The trading price of our common stock could fluctuate significantly for various reasons, including

●	our operating and financial performance and prospects;
●	our quarterly or annual earning or those of other companies in the same industry;
●	sales of our common stock by management of the Company;
●	public reaction to our press releases, public announcements and filing with the SEC;
●	changes in earnings estimates or recommendations by research analysts who track the Company’s common stock or the stock of other companies in the same industry;
●	strategic actions by us or our competitors;
●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;
●	changes in accounting standards, policies, guidance, interpretations or principles; and
●	changes in general economic conditions in the U.S. and in global economies and financial markets, including changes resulting from war or terrorist incidents.

In addition, in recent years, the stock market has experienced significant price and volume fluctuations. This volatility has had a substantial impact on the trading price of securities issued by many companies. The changes frequently occur irrespective of the operating performance of the affected companies. As a result, the trading price of our common stock could fluctuate based upon factors that have little or nothing to do with our business.

Because we are a small company with a limited operating history, holders of common stock may find it difficult to sell their stock in the public markets.

The number of persons interested in purchasing our common stock at any given time may be relatively small. This situation is attributable to a number of factors. One factor is that we are a small company that is still relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume. Another factor is that, even if the Company came to the attention of these persons, they tend to be risk-averse and would likely be reluctant to follow an unproven company such as ours. Furthermore, many brokerage firms may not be willing to effect transactions in our securities, including our common stock. As a consequence, there may be periods when trading activity in our common stock is minimal or even non-existent, as compared to trading activity in the securities of a seasoned issuer with a large and steady volume of trading activity. We cannot give you any assurance that an active public trading market for our common stock or other securities will develop or be sustained, or that, if developed, the trading levels will be sustained.

9

Our shares of common stock are subject to the SEC’s “penny stock” rules that limit trading activity in the market, which may make it more difficult for holders of common stock to sell their shares.

Penny stocks are generally defined as equity securities with a price of less than $5.00. Because our common stock trades at less than $5.00 per share, we are subject to the SEC’s penny stock rules that require a broker-dealer to deliver extensive disclosure to its customers before executing trades in penny stocks not otherwise exempt from the rules. The broker-dealer must also provide its customers with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, and provide monthly account statements showing the market value of each penny stock held by the customer. Under the penny stock regulations, unless the broker-dealer is otherwise exempt, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction before the sale. As a general rule, an individual with a net worth over $1,000,000 or an annual income over $200,000 individually or $300,000 together with his or her spouse, is considered an accredited investor. The additional burdens from the penny stock requirements may deter broker-dealers from effecting transactions in our securities, which could limit the liquidity and market price of shares of our common stock. These disclosure requirements may reduce the trading activity of our common stock, which may make it more difficult for shareholders of our common stock to resell their securities.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted Rule 2111 that requires a broker-dealer to have reasonable grounds for believing that an investment is suitable for a customer before recommending the investment. Before recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell shares of common stock and may have an adverse effect on the market for our securities.

The Company does not anticipate paying dividends in the future.

We have never declared or paid any cash dividends on our common stock. Our current policy is to retain earnings to reinvest in our business. Therefore, we do not anticipate paying cash dividends in the foreseeable future. The Company’s dividend policy will be reviewed from time to time by the Board of Directors in the context of its earnings, financial condition and other relevant factors. Until the Company pays dividends, which it may never do, the holders of shares of common stock will not receive a return on those shares unless they are able to sell those shares at the desired price, if at all, of which there can be no assurance. In addition, there is no guarantee that our common stock will appreciate in value or even maintain the price at which holders purchased their common stock.

We will continue to incur significant costs to ensure compliance with United States corporate governance and accounting requirements.

We will continue to incur significant costs associated with our public company reporting requirements, including costs associated with applicable corporate governance requirements such as those required by the Sarbanes-Oxley Act of 2002, and with other rules issued or implemented by the SEC. We expect all of these applicable rules and regulations will result in significant legal and financial compliance costs and to make some activities more time consuming and costly. We are currently evaluating and monitoring developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

10

MANAGEMENT OF THE COMPANY

The Company currently has three executive officers:

Steven Reinharz. Mr. Reinharz, 48, founded RAD I in 2016 and continuously employed by RAD I and its affiliated companies since that time. He became the Chief Executive Officer of the Company, Chief Financial Officer and Secretary of the Company on March 2, 2021 when Garett Parsons resigned from those roles. Mr. Reinharz also became a member of the Board of Directors on that date. Mr. Reinharz resigned as Chief Financial Officer of the Company in June 2021 when Anthony Brenz was named to that position, and as Secretary of the Company in August 2021 when Mr. Brenz assumed that position. Mr. Reinharz became the sole member of the Board of Directors on June 22, 2021 upon Mr. Parsons’s resignation as a director. Mr. Reinharz has extensive experience in robotics, security and artificial intelligence and ran his own security systems integration company from 1997 to 2004. He was later part of a team that sold a systems integration company to a global security firm and also held various other security industry roles. Mr. Reinharz is a member of the Security Industry Association (“SIA”) and is a contributor to and speaker at panels held by the SIA-sponsored International Security Conference (ISC) – East and – West conferences and by ASIS International. He is a native of Montreal and Toronto but has lived in Orange County, California since 1995. Mr. Reinharz earned a dual Bachelor of Science degree in Political Science and Commercial Studies.

Anthony Brenz. Mr. Brenz, 60, who had joined RAD I as its Chief Financial Officer in April 2021, became the Chief Financial Officer of the Company in June 2021 and the Secretary of the Company in August 2021. Before joining AITX, Mr. Brenz was the Vice President/Director of Finance for AirBoss Flexible Products Company in Auburn Hills, Michigan from 2018-2020, and the Chief Financial Officer and Vice President of Finance of Thomson Aerospace & Defense in Saginaw, Michigan from 2014-2018. Mr. Brenz, a resident of Michigan, is a Certified Public Accountant and earned a Bachelor of Accountancy degree from Walsh College of Business and Accountancy.

Mark Folmer. Mr. Folmer, 49, became the President of RAD I in July 2021. Mr. Folmer previously served as the Chief Operating Officer of RAD I from March 2021 to July 2021, and as the Vice President, Security of RAD I from July 2021 to March 2021. Before joining RAD I, Mr. Folmer was the Vice President, Security Industry, of TrackTik, a company based in Montreal, Quebec that offers mobile and web -based software designed for the security service industry from 2016-2020. In 2009, Mr. Folmer founded and continues to serve as the principal of FOLMSECUR in Montreal, Quebec, which provides clients in corporate, private and governmental sectors with physical security consulting services. Mr. Folmer, a resident of Montreal, received a Commerce Degree (DEC) from Marianopolis College, in Montreal, Quebec, and a BComm (HR Management and International Business) from Concordia University in Montreal, Quebec.

For further information regarding us and our financial information, you should refer to our filings with the SEC. See “Incorporation of Certain Documents by Reference.”

USE OF PROCEEDS

The Company will retain broad discretion over the use of the net proceeds from the sale of the securities. We currently intend to use the net proceeds for working capital, capital expenditures and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus.

11

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, accordingly, file periodic reports, proxy statements and other information with the SEC. You can obtain these reports, proxy statements and other information that we file electronically with the SEC on the SEC’s website at www.sec.gov. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports that are filed or furnished pursuant to Section 13 of the Exchange Act are available on our website at www.aitx.ai, as soon as reasonably practicable after they are electronically filed with the SEC. The information on our website is not part of this prospectus, except to the extent filed with the SEC and specifically incorporated into this prospectus by reference.

This prospectus is part of a registration statement that we filed with the SEC under the Securities Act. This prospectus does not contain all of the information presented in the registration statement and its exhibits in accordance with SEC rules. Our descriptions in this prospectus of the provisions of documents filed as exhibits to the registration statement or otherwise filed with the SEC are only summaries of the terms of those documents and are not intended to be comprehensive. For a complete description of the content of the documents, you should obtain copies of the full document.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

We incorporate by reference the following:

Annual Report on Form 10-K Amendment Number 2 for the year ended February 29, 2024

In addition, we also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on that form which are related to those items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and before the effectiveness of the registration statement and (ii) following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed. These documents include annual and periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy statements.

You may request, at no cost, a copy of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents, by writing or calling us at the following address or telephone number: Artificial Intelligence Technology Solutions Inc., Attention: Investor Relations, at 10800 Galaxie Avenue. Ferndale, Michigan 48220, telephone: (877) 787-6268.

12

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Transhare, Bayside Center 1, 17755 North US Highway 19, Suite 140, Clearwater, Florida 33764, Phone: (303) 662-1112.

Common Stock

Rights of Shareholders

All shares of our common stock that we offer will be fully paid and nonassessable upon issuance. Holders of our common stock are entitled to one vote per share of common stock on all matters submitted to a vote of shareholders. They do not have cumulative voting rights. Electing a director requires a plurality of the votes cast by shareholders that are entitled to vote in the election. However, it should be noted that the Series E Convertible Preferred Stock has voting rights equal to twice the number of votes of all outstanding shares of capital stock; that is, the holders of Series E Convertible Preferred Stock will always have 2/3rds of our voting power. Holders of common stock are entitled to receive proportionately any dividends that may be declared by our Board of Directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.

If we are liquidated or dissolved, the holders of common stock are entitled to receive a proportionate share of our net assets that are available for distribution to shareholders after the payment of all our debts and other liabilities and subject to the senior rights of the holders of Series F Convertible Preferred Stock and Series G Preferred Stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. See “—Preferred Stock” below.

Nevada Law

Nevada law contains provisions that govern an “acquisition of controlling interest” in a Nevada corporation. The control share provisions generally provide that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested shareholders of the corporation elects to restore those voting rights in whole or in part. However, our securities are not subject to these control share provisions because our articles of incorporation, as permitted by Nevada law, specifically exempt us from the control share provisions.

In addition, Nevada law contains a provision that prevents an “ “interested stockholder” and a resident domestic Nevada corporation from entering into a business “combination,” unless certain conditions are met. Nevertheless, our articles of incorporation, as permitted by Nevada law, specifically exempt us from these “interested stockholder” provisions.

Preferred Stock

We have four series of preferred stock, none of which have voting rights on any matters other than those directly affecting the respective series:

13

Series B Convertible, Redeemable Preferred Stock

The board of directors has designated 5,000 shares of Series B Convertible, Redeemable Preferred Stock with a par value of $0.001 per share. As of the date of this report, there are 108 shares of Series B Preferred Stock issued and outstanding. The Series B Convertible Preferred Stock are redeemable at $1,200 per share, rank in priority to common stock and common stock equivalents upon liquidation of the Company, have voting rights on a converted basis and receives quarterly dividends of 8%. Each holder may, at any time and from time to time convert all, but not less than all, of their shares of Series B Convertible, Redeemable Preferred Stock into a number of fully paid and nonassessable shares of common stock determined by dividing the redemption value by the Conversion Price. The Conversion price is equal to the lower of (1) a fixed price equaling the closing bid price of the Common Stock on the trading day immediately preceding the date of the acquisition of the shares and (2) the lowest traded price of the Common Stock during the ten (10) calendar days immediately preceding, but not including, the Conversion Date. Following an event of default,” as defined in the Purchase Agreement, the Conversion price shall equal the lower of: (a) the then applicable Conversion Price; or (b) a price per share equaling eighty five percent (85%) of the lowest traded price for the Company’s common stock during the fifteen (15) Trading Days immediately preceding, but not including, the Conversion Date. Each share of Preferred Stock shall be entitled to receive, and the Corporation shall pay, cumulative dividends of eight percent (8%) per annum, payable quarterly, beginning on the Original Issuance Date and ending on the date that such share of Preferred Share has been converted or redeemed. Dividends may be paid in cash or in shares of Preferred Stock at the discretion of the Company. Any dividends that are not paid a shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 14% per annum or the lesser rate permitted by applicable law which shall accrue and compound daily from the dividend payment date through and including the date of actual payment in full. On the thirtieth day following the issue date of this Preferred Stock the Company shall have the obligation to redeem one-third of the Preferred Stock outstanding for a redemption price equal to the redemption value of each such share of Preferred Stock, plus any accrued but unpaid dividends, plus all other amounts due to the Holder including, but not limited to Late Fees, liquidated damages and the legal fees and expenses of the Holder’s counsel. On the sixtieth (60th) calendar day following the date Preferred Stock is issued, the Corporation shall have the obligation to redeem one-half of the Preferred Stock then outstanding for the redemption price. On the ninetieth (90th) calendar day following the date Preferred Stock is issued, the Corporation shall have the obligation to redeem all of the Preferred Stock then outstanding for the redemption price. From the date of issuance until the date no shares of Series B Preferred Stock are issued and outstanding, unless Holders of at least 75% in Stated Value of the then outstanding shares of Preferred Stock shall have otherwise given prior written consent, the Corporation shall not, and shall not permit any of the Subsidiaries to, directly or indirectly: (a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom; (b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom; (c) amend its charter documents, including, without limitation, its articles of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder; (d) repay, repurchase or offer to repay, repurchase or otherwise acquire of any shares of its Common Stock, Common Stock Equivalents or Junior Securities, other than as to the Conversion Shares as permitted or required under the Transaction Documents: (e) pay cash dividends or distributions on Junior Securities of the Corporation; f) enter into any transaction with any Affiliate of the Corporation which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Corporation (even if less than a quorum otherwise required for board approval); or(g) enter into any agreement with respect to any of the foregoing.

Series E Convertible Preferred Stock: There are 3,350,000 shares of Series E Convertible Preferred Stock (“Series E Preferred Shares”) authorized, issued and outstanding. Despite its title, the Series E Preferred Shares have no conversion rights. Moreover, they have no dividend rights, no preemptive rights, no redemption rights, and no liquidation rights. As noted above, the Series E Preferred Shares hold voting rights equal to twice the number of votes of all outstanding shares of capital stock; that is, the holders of Series E Preferred Shares will always have 2/3rds of our voting power. The Series E Preferred Shares vote together with the common stock and not as a separate class. All of the Series E Preferred Shares are held by Steven Reinharz.

The Series E Preferred Shares must unanimously approve any changes to increase the authorized number of shares or the rights, preferences, and privileges of the Series E Preferred Shares. In addition, the Series E Preferred Shares must unanimously approve the following actions :

●	alteration of or change to the rights, preferences or privileges of any of our capital stock that would adversely affect the Series E Preferred Shares;

●	create or designate any series or class of shares;

●	issue any shares of any series of preferred stock;

●	increase the authorized number of shares of any series or class of our stock;

14

●	amend, repeal or modify our bylaws

●	sell or otherwise dispose of any of our assets not in the ordinary course of business;

●	elect members of the Board of Directors;

●	incur debt not in the ordinary course of business; or

●	effect or undergo any change of our control.

Series F Convertible Preferred Stock: There are 4,350 shares of Series F Convertible Preferred Stock (“Series F Preferred Shares”) authorized, of which 2,533 Shares are issued and outstanding. The Series F Preferred Shares have no dividend rights, no preemptive rights, and, unless and until they are converted into common stock, no voting rights (other than as to changes to any class or series of our capital stock that could adversely affect the Series F Preferred Shares or as required by Nevada law). The Series F Preferred Shares have liquidation rights senior to those of the common stock, the Series E Preferred Shares and Series G Preferred Shares. Steven Reinharz owns 2,450 Series F Preferred Shares, and the remaining 82 Series F Preferred Shares are held by two other persons who are not employed by us We have also issued a “Warrant to Purchase Stock,” which gave the holder of the Warrant the right to purchase 367 Series F Preferred Shares at any time. After prior exercises, the holder currently holds the right to purchase 329 Series F Preferred Shares.

After August 23, 2023, each holder of Series F Preferred Shares has the right to convert all, but not less than all, of the holder’s Series F Preferred Shares into shares of common stock that would be a multiple of the number of then-outstanding shares of common stock. At that time, there would be a substantial dilution of our common stock.

Series G Preferred Stock: There are 100,000 shares of Series G Preferred Stock (“Series G Preferred Shares”) authorized but no shares have been issued. The Series G Preferred Shares have no dividend rights, no voting rights, and no preemptive rights. The Series G shares have liquidation rights senior to those of the common stock but junior to those of the Series F Preferred Shares. At any time, we may at our option, redeem any or all of the outstanding Series G Preferred Shares at $1,000 per share.

PLAN OF DISTRIBUTION

We may sell the Common Stock directly to purchasers, through underwriters, dealers or agents, or through a combination of these methods of sale. We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the related prospectus supplement, on a firm commitment basis.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions. The securities may be distributed from time to time in one or more transactions at fixed prices.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the public offering price and the proceeds we will receive from the sale; the name of any selling agent or underwriters; any discounts or commissions to be allowed or re-allowed or paid to any agent, underwriter, or dealers; any discounts or commissions to be allowed or re-allowed or paid to any agent or underwriters; and all other items constituting underwriting or selling compensation.

15

If the Company uses any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

We may sell securities directly or through dealers or agents we designate from time to time. We will name any dealer or agent involved in the offering and sale of securities, and we will describe any commissions we will pay the dealer or agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

We will disclose in the related prospectus supplement for an offering if any persons participating in the offering, in order to facilitate the offering of the offered securities, may engage in transactions that stabilize, maintain or otherwise affect the price of the securities.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the related prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the related prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be named in the related prospectus supplement (or a post-effective amendment). In addition, we may otherwise lend or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and a related prospectus supplement. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the related prospectus supplement.

Any common stock offered under this prospectus will be listed on the Over-the-Counter (OTC) Market Pink Sheets under the symbol “AITX,” but any other securities may or may not be listed on a national securities exchange.

LEGAL MATTERS

Certain legal matters in connection with the offering and the validity of the securities offered by this prospectus will be passed upon by Frederick M. Lehrer, P.A.

16

EXPERTS

The consolidated financial statements of Artificial Intelligence Technology Solutions Inc., a Nevada corporation (the “Company”), as of February 29, 2024 and February 28, 2023, and for the two years then ended have been incorporated by reference into this prospectus from the Company’s Annual Report on Form 10-K/A upon the report of L J Soldinger Associates, LLC, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. The report thereon contains an explanatory paragraph which describes the conditions that raise substantial doubt about the ability of the Company to continue as a going concern and are contained in Footnote 2 to the consolidated financial statements.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the provisions of the Company’s charter documents or bylaws, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

17

Up to $30,000,000 Shares of Common Stock

ARTIFICIAL INTELLIGENCE

TECHNOLOGY SOLUTIONS

Prospectus Supplement

Dated September 20, 2024

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (the “Agreement”), dated as of, September 19, 2024, by and between Artificial Intelligence Technology Solutions Inc., a Nevada corporation (the “Company”), and AIV INVESTMENTS, LLC, a Nevada limited liability company (the “Investor”).

WHEREAS:

Subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Investor, and the Investor wishes to buy from the Company, up to Thirty Million Dollars ($ 30,000,000) of the Company’s registered common stock, $0.00001 par value per share (the “Common Stock”). The shares of Common Stock to be purchased hereunder are referred to herein as the “Purchase Shares” or “Securities.”

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1. CERTAIN DEFINITIONS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Available Amount” means, up to Thirty Million Dollars ($ 30,000,000) in the aggregate, which amount shall be reduced by the Purchase Amount each time the Investor purchases shares of Common Stock pursuant to Section 2 hereof.

(b) “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

(c) “Base Prospectus” means the Company’s final base prospectus, a preliminary form of which is included in the Registration Statement, including the documents incorporated by reference therein.

(d) “Business Day” means any day on which the Principal Market is open for trading, including any day on which the Principal Market is open for trading for a period of time less than the customary time.

(e) “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy

Law.

(f) “DTC” means The Depository Trust Company, or any successor performing substantially the same function for the Company.

(g) “DWAC Shares” means shares of Common Stock that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and (iii) timely credited by the Company to the Investor’s or its designee’s specified Deposit/Withdrawal at Custodian (DWAC) account with DTC under its Fast Automated Securities Transfer (FAST) Program, or any similar program hereafter adopted by DTC performing substantially the same function.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(i) “Initial Prospectus Supplement” means the prospectus supplement of the Company relating to the Purchase Shares, including the accompanying Base Prospectus, to be prepared and filed by the Company with the SEC pursuant to Rule 424(b)(5) under the Securities Act and in accordance with Section 5(a) hereof, together with all documents and information incorporated therein by reference.

(j) “Material Adverse Effect” means any material adverse effect on (i) the enforceability of any Transaction Document, (ii) the results of operations, assets, business or financial condition of the Company, other than any material adverse effect that resulted exclusively from (A) any change in the United States or foreign economies or securities or financial markets in general that does not have a disproportionate effect on the Company taken as a whole, (B) any change that generally affects the industry in which the Company operates that does not have a disproportionate effect on the Company, (C) any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof, (D) any action taken by the Investor, its affiliates or its or their successors and assigns with respect to the transactions contemplated by this Agreement, (E) the effect of any change in applicable laws or accounting rules that does not have a disproportionate effect on the Company, or (F) any change resulting from compliance with terms of this Agreement or the consummation of the transactions contemplated by this Agreement, or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document to be performed as of the date of determination.

(k) “Maturity Date” means the twenty-four month anniversary of the date of this Agreement or September 19, 2026.

(l) “Person” means an individual or entity including but not limited to any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(m) “Principal Market” means the OTC Pink (or any nationally recognized successor thereto); provided, however, that in the event the Company’s Common Stock is ever listed or traded on The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market, the New York Stock Exchange, the NYSE American, the CBOE Global markets or the OTCQX or OTCQB operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing), then the “Principal Market” shall mean such other market or exchange on which the Company’s Common Stock is then listed or traded

(n) “Prospectus” means the Base Prospectus, as supplemented from time to time by any Prospectus Supplement (including the Initial Prospectus Supplement), including the documents and information incorporated by reference therein.

(o) “Prospectus Supplement” means any prospectus supplement to the Base Prospectus (including the Initial Prospectus Supplement) filed with the SEC pursuant to Rule 424(b) under the Securities Act in connection with the transactions contemplated by this Agreement, including the documents and information incorporated by reference therein.

(p) “Purchase Amount” means, with respect to any Purchase, the portion of the Available Amount to be purchased by the Investor pursuant to Section 2 hereof.

(q) “Purchase Date” means, with respect to a Purchase made pursuant to Section 2(a) hereof, the Business Day on which the Investor receives a valid Purchase Notice in accordance with this Agreement.

(r) “Purchase Notice” means, with respect to a Purchase pursuant to Section 2(a) hereof, an irrevocable written notice from the Company to the Investor, substantially in the form of Exhibit A hereto, directing the Investor to buy a specified amount of Purchase Shares (subject to the Purchase Share limitations contained in Section 2(a) hereof) at the applicable Purchase Price for such Purchase in accordance with this Agreement. Purchase Notices shall be delivered between 4PM through 11:59PM (Eastern Time). If the Investor deems that the Purchase Notice is not compliant according to the terms of this Agreement, then the Investor shall notify the Company with details of the non-compliance before 9:30AM (Eastern Time) on the next Business Day, and the Purchase Notice shall be null and void. Otherwise, the Purchase Notice shall be deemed valid by 9:31AM (Eastern Time).

(s) “Purchase Price” means, with respect to a Purchase made pursuant to Section 2(a) hereof, 95% of the lowest VWAP during the Valuation Period.

(t) “Registration Statement” means the Company’s registration statement registering the resale by the Investor of the shares of Common Stock issuable upon a Purchase, including the documents incorporated by reference therein.

(u) “SEC” means the U.S. Securities and Exchange Commission.

(v) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(w) “Settlement Date” means the date on which the Purchase Shares are confirmed as being received by the Investor’s Broker, against the payment of the Purchase Price by the Investor, which date will be one Business Day following the Valuation Period. If the Company fails to deliver the Purchase Shares on the Settlement Date, then the Purchase Notice is automatically null and void.

(x) “Transaction Documents” means, collectively, this Agreement and the schedules and exhibits hereto, and each of the other agreements, documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby.

(y) “Transfer Agent” means Transhare Corporation, or such other Person who is then serving as the transfer agent for the Company in respect of the Common Stock.

(z) “Valuation Period” means the five (5) consecutive Business Days immediately following, but not including, the Advance Date (defined below).

(aa) “VWAP” means the volume weighted average price of the Common Stock on the Principal Market, as reported on the Principal Market.

2. PURCHASE OF COMMON STOCK.

Subject to the terms and conditions set forth in this Agreement, the Company has the right to sell to the Investor, and the Investor has the obligation to purchase from the Company, Purchase Shares as follows:

(a) Sales of Common Stock. Subject to the satisfaction of all of the conditions set forth in Sections 6 and 7 hereof (the “Commencement” and the date of satisfaction of such conditions the “Commencement Date”), at any time commencing on the Commencement Date and thereafter, the Company shall have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a Purchase Notice from time to time, to purchase a minimum of ten thousand dollars ($10,000) and up to a maximum of 4.99% of the Company’s current total shares of Common Stock outstanding. Each Purchase Notice will set forth the number of Purchase Shares, in accordance with the terms of this Agreement. If the Company delivers any Purchase Notice for a Purchase Amount in excess of the limitations contained herein, such Purchase Notice shall be void ab initio to the extent of the amount by which the amount of Purchase Shares set forth in such Purchase Notice exceeds the amount of Purchase Shares which the Company is permitted to include in such Purchase Notice in accordance herewith, and the Investor shall have no obligation to purchase such excess Purchase Shares in respect of such Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the amount of Purchase Shares which the Company is permitted to include in such Purchase Notice. Notwithstanding the foregoing dollar limitations, the Company and the Investor may, from time to time, mutually agree (in writing) to waive the aforementioned limitations for a relevant Purchase Notice, which waiver, for the avoidance of doubt, shall not exceed the Beneficial Ownership Limitation contained herein. The Company may not deliver more than one Purchase Notice to the Investor every six (6) Business Days unless, from time to time, the Company and the Investor mutually agree to different timing of the delivery Purchase Notices.

(b) Settlement for Purchase Shares.

On the Trading Day immediately following the date a Purchase Notice is delivered (the “Advance Date”), the Company shall deliver to Investor such number of shares of Common Stock equal to 105% of the Purchase Shares that are the subject of such Purchase Notice, by crediting the Investor’s account or its designee’s account at the Depository Trust Company through its Deposit Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, and transmit notification to the Investor that such share transfer has been requested.

On the Trading Day immediately following the end of a Valuation Period (each, a “Closing Date”), the Investor shall deliver to the Company a written document (“Settlement Document”) setting forth the final number of Purchase Shares to be purchased by the Investor (taking into account the Purchase Price), in each case in accordance with the terms and conditions of this Agreement. Promptly after delivery of the Settlement Document, the Investor shall pay to the Company the aggregate purchase price of the Purchase Shares (as set forth in the Settlement Document) in cash in immediately available funds to an account designated by the Company in writing and transmit notification to the Company that such funds transfer has been requested. No fractional shares shall be issued, and any fractional amounts shall be rounded to the next higher whole number of shares. To facilitate the transfer of the Purchase Shares by the Investor, the Purchase Shares will not bear any restrictive legends so long as there is an effective registration statement covering the resale of such Purchase Shares.

Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day.

(c) Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not issue or sell, and the Investor shall not purchase or acquire, any shares of Common Stock under this Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor and its affiliates of more than 4.99% of the then issued and outstanding shares of Common Stock (the “Beneficial Ownership Limitation”). Upon the written or oral request of the Investor, the Company shall promptly (but not later than one Business Day) confirm orally or in writing to the Investor the number of shares of Common Stock then outstanding. The Investor and the Company shall each cooperate in good faith in the determinations required hereby and the application hereof. The Investor’s written certification to the Company of the applicability of the Beneficial Ownership Limitation, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error.

(d) Commitment Shares. Concurrently with the execution of definitive agreements, the Company shall issue Common Stock to the Investor (the “Execution Commitment Shares”) representing a dollar value equal to two hundred fifty thousand dollars ($250,000) priced at ninety-five percent (95%) of the VWAP for the day prior to execution.

Additionally, the Company shall issue to the Investor a number of shares of Common Stock representing a dollar value equal (a) one hundred and twenty five thousand dollars ($125,000) priced at ninety-five percent (95%) of the VWAP for the trading day that is five (5) months from execution of this agreement (the “Second Commitment Shares”) and one hundred and twenty five thousand dollars ($125,000) priced at ninety-five percent (95%) of the VWAP for the trading day that is ten (10) months from execution of this agreement (“Third Commitment Shares”) .

3. INVESTOR’S REPRESENTATIONS AND WARRANTIES.

The Investor represents and warrants to the Company as of the date hereof and as of the Commencement Date that:

(a) Organization, Authority. Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.

(b) Investment Purpose. The Investor is acquiring the Purchase Shares as principal for its own account for investment only and not with a view to or for distributing or reselling such Purchase Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Purchase Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Purchase Shares in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Investor’s right to sell the Purchase Shares at any time pursuant to the Registration Statement described herein or otherwise in compliance with applicable federal and state securities laws). The Investor is acquiring the Purchase Shares hereunder in the ordinary course of its business.

(c) Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act.

(d) Information. The Investor understands that its investment in the Company and the Purchase Shares involves a high degree of risk including without limitation the risks set forth in the Registration Statement. The Investor (i) is able to bear the economic risk of an investment in the Purchase Shares including a total loss thereof, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Purchase Shares, (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and others matters related to an investment in the Purchase Shares, and (iv) has had the opportunity to review the Registration Statement. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in Section 4 below. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Purchase Shares. The Investor acknowledges and agrees that the Company neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4 hereof.

(e) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(f) No Short Selling. The Investor represents and warrants to the Company that at no time prior to the date of this Agreement has any of the Investor, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Investor as of the date hereof and as of the Commencement Date, that:

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. Except as disclosed on Schedule 4.1(e), the Company has timely filed all quarterly and annual reports required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). The Company has delivered to Investor true and complete copies of the SEC Documents, except for such exhibits and incorporated documents, and except as such Documents are available EDGAR filings on the SEC’s sec.gov website. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to February 28, 2021, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company. The Company is subject to the reporting requirements of the Exchange Act. For the avoidance of doubt, filing of the documents required in this Section 3(e) via the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) shall satisfy all delivery requirements of this Section 3(e).

Except as otherwise provided, herein, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.4 of this Agreement, (ii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities, and (iii) such filings as are required to be made under applicable state and federal securities laws (collectively, the “Required Approvals”).

(f) Issuance of the Purchase Shares. The Purchase Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.

(g) Capitalization. The capitalization of the Company is as set forth on Schedule 3.1(g), which Schedule 3.1(g) shall also include the number of shares of Common Stock owned beneficially, and of record, by affiliates of the Company as of the date hereof. Except as set forth on Schedule 3.1(g), the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act (“SEC Reports”). No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth on Schedule 3.1(g) and except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h) Litigation. Except as disclosed in Schedule 3.1(h), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(i) Labor Relations. Except as disclosed in Schedule 3.1(i), no labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived) except as disclosed in Schedule 3.1(j), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority, except as set forth on Schedule 3.1(j) or (iii) to the knowledge of the Company, is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, other than tax payments related to payroll that are late, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(k) Regulatory Permits. To the knowledge of the Company, the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(l) Title to Assets. Except as disclosed in Schedule 3.1(l), the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(m) Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports as necessary or required for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Except as disclosed on Schedule 3.1(m), none of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n) Insurance. Except as set forth on Schedule 3.1(n), the Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(o) Transactions with Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company. Except as set forth on Schedule 3.1(o), all employee salaries and contractor fees have been paid to date and no such amounts are outstanding or past due.

(p) Sarbanes-Oxley; Internal Accounting Controls. Except as may be disclosed in the SEC Reports and on Schedule 4.1(p), the Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of each Closing Date. Except as disclosed in the SEC Reports, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(q) Certain Fees. The Company has or shall engage a suitable Placement Agent in conjunction with the transaction contemplated herein. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents, other than as set forth on Schedule 3.1(q). The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(r) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(s) Registration Rights. Other than as set forth on Schedule 3.1(s), no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(t) Listing and Maintenance Requirements. The Company has not in the twelve (12) months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(u) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Investor regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that the Investor does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(v) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim. Immediately after closing of this transaction, the Company covenants to pay to the Past Due Taxes.

(w) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(x) Accountants. The Company’s accounting firm is set forth on Schedule 3.1(x) of the Disclosure Schedules. To the knowledge and belief of the Company, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending February 28, 2025.

(y) Acknowledgment Regarding Investor’s Purchase of Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Investor’s purchase of the Securities. The Company further represents to the Investor that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(z) Acknowledgment Regarding Investor’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that: (i) the Investor has not been asked by the Company to agree, nor has the Investor agreed, to desist from purchasing or selling, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by the Investor, specifically including, without limitation, “derivative” transactions, before or after a closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities (iii) Omit and (iv) the Investor shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) the Investor may engage in hedging activities at various times during the period that the Securities are outstanding, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(aa) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(bb) Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(cc) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(dd) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Investor’s request.

(ee) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ff) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

5. COVENANTS.

(a) Filing of Current Report and Initial Prospectus Supplement. The Company agrees that it shall, within the time required under the Exchange Act, file with the SEC a Current Report on Form 8-K relating to the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents (the “Current Report”). The Company further agrees that it shall, within the time required under Rule 424(b) under the Securities Act, file with the SEC the Initial Prospectus Supplement pursuant to Rule 424(b) under the Securities Act specifically relating to the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents, containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430B under the Securities Act, and disclosing all information relating to the transactions contemplated hereby required to be disclosed in the Registration Statement and the Prospectus as of the date of the Initial Prospectus Supplement, including, without limitation, information required to be disclosed in the section captioned “Plan of Distribution” in the Prospectus. The Investor shall furnish to the Company such information regarding itself, the Purchase Shares held by it and the intended method of distribution thereof, including any arrangement between the Investor and any other Person relating to the sale or distribution of the Purchase Shares, as shall be reasonably requested by the Company in connection with the preparation and filing of the Current Report and the Initial Prospectus Supplement, and shall otherwise cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Current Report and the Initial Prospectus Supplement with the SEC.

(b) Listing/DTC. The Company shall use commercially reasonable efforts to maintain the listing of the Common Stock on the Principal Market and to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules and regulations of the Principal Market. The Company shall not take any action that would reasonably be expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall promptly, and in no event later than the following Business Day, provide to the Investor copies of any notices it receives from any Person regarding the continued eligibility of the Common Stock for listing on the Principal Market; provided, however, that the Company shall not be required to provide the Investor copies of any such notice that the Company reasonably believes constitutes material non-public information and the Company would not be required to publicly disclose such notice in any report or statement filed with the SEC and under the Exchange Act or the Securities Act. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5(c). The Company shall take all action necessary to ensure that its Common Stock can be transferred electronically as DWAC Shares.

(c) Prohibition of Short Sales and Hedging Transactions. The Investor agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement as provided in Section 9, the Investor and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

(d) Purchase Records. The Investor and the Company shall each maintain records showing the remaining Available Amount at any given time and the dates and Purchase Amounts for each Regular Purchase, Accelerated Purchase and Additional Accelerated Purchase or shall use such other method, reasonably satisfactory to the Investor and the Company.

(e) Use of Proceeds. The Company will use the net proceeds from the offering for any corporate purpose at the sole discretion of the Company.

(f) Most Favored Nations. From the date hereof until the date when the Investor no longer holds any Securities, upon any issuance by the Company or any of its subsidiaries of Common Stock, Common Stock Equivalents for cash consideration, indebtedness or a combination of units hereof (a “Subsequent Financing”), Investor may elect, in its sole discretion, to exchange (in lieu of conversion), if applicable, all or some of the Securities then held for any securities or units issued in a Subsequent Financing on a $1.00 for $1.00 basis. The Company shall provide the Investor with notice of any such Subsequent Financing in the manner set forth below. Additionally, if in such Subsequent Financing there are any contractual provisions or side letters that provide terms more favorable to the investors than the terms provided for hereunder, then the Company shall specifically notify the Investor of such additional or more favorable terms and such terms, at Investor’s option, shall become a part of the transaction documents with the Investor. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing stock sale price, price per share, and warrant coverage. For purposes of illustration, if a Subsequent Financing were to occur whereby the Company sells and issues a convertible note with a conversion price that includes a discount to the market price of its Common Stock, the Investor will be entitled to receive the same convertible note on the exact same terms on a dollar for dollar basis via the exchange of the Securities the Holder holds on the date of the sale and issuance of the convertible note. If this contract is terminated by Investor this clause (f) and the subsequent clause (g) will not apply and Investor will have no special rights regarding future financing of AITX.

(g) Participation Rights From the date hereof until the date that is the 12 (twelve) month anniversary of the Closing Date, or 12 months from termination, upon a Subsequent Financing, Investor shall have the right to participate up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing. At least five (5) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to Investor a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Investor if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of Investor, and only upon a request by Investor, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to Investor. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(h) Exclusions from Most Favored Nations and Subsequent Financings. Notwithstanding any provisions to the contrary in sections 5(f) “Most Favored Nations” and (g) “Subsequent Financings,” transactions that are related to past financings and existing securities and derivatives are expressly excluded from the rights and obligations set forth therein. Such transactions shall not trigger any rights under section 5(f) nor shall any terms or conditions of such past financings or existing securities and derivatives be required to be offered or matched under the Most Favored Nations clause or affect the terms of any Subsequent Financing as described in section (g). Beginning the date that is eighteen (18) months from the execution of this Agreement, the Most Favored Nations provision and the Participation rights contained herein shall not apply to subsequent adjustments, renegotiations or modifications related to securities or derivatives previously issued or any debt financing existing at the time of this Agreement’s execution. In the event of such adjustment, renegotiation or modification, the Issuer shall provide ten (10) business days’ notice to the Investor in writing.

6. CONDITIONS TO THE COMPANY’S RIGHT TO COMMENCE SALES OF SHARES OF COMMON STOCK.

The right of the Company hereunder to commence sales of Purchase Shares is subject to the satisfaction of each of the following conditions:

(a) The Investor shall have executed each of the Transaction Documents and delivered the same to the Company; and

(b) The Registration Statement shall have been declared effective by the SEC, and no stop order with respect to the Registration Statement shall be pending or threatened by the SEC.

7. CONDITIONS TO THE INVESTOR’S OBLIGATION TO PURCHASE SHARES OF COMMON STOCK.

The obligation of the Investor to buy Purchase Shares under this Agreement is subject to the satisfaction of each of the following conditions on or prior to the Commencement Date and, once such conditions have been initially satisfied, there shall not be any ongoing obligation to satisfy such conditions after the Commencement has occurred:

(a) The Company shall have executed each of the Transaction Documents and delivered the same to the Investor;

(b) The Common Stock shall be listed on the Principal Market, trading in the Common Stock shall not have been within the last 365 days suspended by the SEC or the Principal Market and such suspension has not subsequently been cured;

(c) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date hereof and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date. The Investor shall have received a certificate, executed by the chief executive officer of the Company, dated as of the Commencement Date, to the foregoing effect in the form attached hereto as Exhibit B;

(d) The Registration Statement shall be effective and no stop order with respect to the Registration Statement shall be pending or threatened by the SEC. The Company shall have a maximum dollar amount certain of Common Stock registered under the Registration Statement which is sufficient to issue to the Investor not less than the full Available Amount worth of Purchase Shares. The Current Report and the Initial Prospectus Supplement each shall have been filed with the SEC, as required pursuant to Section 5(a). The Prospectus shall be current and available for issuances and sales of all of the Purchase Shares by the Company to the Investor. Any other Prospectus Supplements required to have been filed by the Company with the SEC under the Securities Act at or prior to the Commencement Date shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Securities Act;

(e) The Company will have delivered to the Transfer Agent irrevocable instructions, in a form reasonably acceptable to the Investor, to issue Purchase Shares in accordance with this Agreement; and

(f) No Event of Default has occurred and is continuing.

8. EVENTS OF DEFAULT.

An “Event of Default” shall be deemed to have occurred at any time as any of the following events occurs:

(a) the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order or similar order) or such Registration Statement (or the prospectus forming a part thereof) is unavailable to the Investor for resale of any or all of the Purchase Shares to be issued to the Investor under the Transaction Documents;

(b) the suspension of the Common Stock from trading on the Principal Market for a period of two (2) Business Days, provided that the Company may not direct the Investor to purchase any shares of Common Stock during any such suspension;

(c) the delisting of the Common Stock from the OTC Pink provided, however, that the Common Stock is not immediately thereafter trading on The NASDAQ Capital Market, The NASDAQ Global Market, The NASDAQ Global Select Market, the New York Stock Exchange, the NYSE American, CBOE Global Markets or the OTCQB or the OTCQX operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing);

(d) the failure for any reason by the Transfer Agent to issue Purchase Shares to the Investor within three (3) Business Days after the applicable date on which the Investor is entitled to receive such Purchase Shares;

(e) the Company breaches any representation, warranty, covenant or other term or condition under any Transaction Document if such breach could have a Material Adverse Effect and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five (5) Business Days;

(f) if any Person or entity commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;

(g) if the Company, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors or is generally unable to pay its debts as the same become due;

(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company; or

(i) if at any time the Company is not eligible to transfer its Common Stock electronically as DWAC Shares. So long as an Event of Default has occurred and is continuing, the Company shall not deliver to the Investor any Purchase Notice.

9. TERMINATION

This Agreement may be terminated only as follows:

(a) If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors (any of which would be an Event of Default as described in Sections 9(f), 9(g) and 9(h) hereof), this Agreement shall automatically terminate without any liability or payment to the Company (except as set forth below) without further action or notice by any Person.

(b) At any time after the Commencement Date, the Company and the Investor shall have the option to terminate this Agreement for any reason or for no reason by delivering 90 calendar days written notice (a “Company Termination Notice”) to the other Party electing to terminate this Agreement without any liability whatsoever of any party to any other party under this Agreement (except as set forth below).

(c) This Agreement shall automatically terminate on the date that the Company sells and the Investor purchases the full Available Amount as provided herein, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement (except as set forth below).

(d) If, for any reason or for no reason, the full Available Amount has not been purchased in accordance with Section 2 of this Agreement by the Maturity Date, this Agreement shall automatically terminate on the Maturity Date, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement (except as set forth below).

Except as set forth in Sections 9(a) (in respect of an Event of Default under Sections 8(f), 8(g) and 8(h)), 9(c) and 9(d), any termination of this Agreement pursuant to this Section 9 shall be effected by written notice from the Company to the Investor, or the Investor to the Company, as the case may be, setting forth the basis for the termination hereof. The representations and warranties and covenants of the Company and the Investor contained in Sections 3, 4, and 5, hereof, and the agreements and covenants set forth in Sections 8, 9 and 10 shall survive the execution and delivery of this Agreement and any termination of this Agreement. No termination of this Agreement shall (i) affect the Company’s or the Investor’s rights or obligations under (A) this Agreement with respect to any pending Purchases, and the Company and the Investor shall complete their respective obligations with respect to any pending Purchases under this Agreement or (ii) be deemed to release the Company or the Investor from any liability for intentional misrepresentation or willful breach of any of the Transaction Documents.

10. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Nevada shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York, County of New York, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(b) Fees and Expenses. The Company has agreed to reimburse the Investor $10,000 for its legal fees in connection with the transaction contemplated by this Agreement, which such amount may be withheld from the Investor’s purchase amount deliverable at the Closing. Except as expressly set forth in this Agreement to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same- day processing of any instruction letter delivered by the Company), stamp taxes and other taxes and duties levied in connection with the delivery of any securities to the Investor.

(c) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(d) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(e) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(f) Entire Agreement. The Transaction Documents supersede all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the subject matter thereof, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters.

(g) Notices. Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt when delivered personally; (ii) upon receipt when sent by facsimile or email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:

Artificial Intelligence Technology Solutions Inc.

10800 Galaxie Avenue

Ferndale, Michigan 48220

Telephone: 877-787-6268

E-mail:

Attention:

With a copy to (which shall not constitute notice or service of process):

Frederick M. Lehrer, P.A.

Telephone: (561) 706-7646

Email: flehrer@securitiesattorney1.com

If to the Investor:

AIV Investments, LLC

420 Jericho Turnpike, Suite 102

Jericho, NY 11753

With a copy to (which shall not constitute notice or service of process):

Pryor Cashman LLP

7 Times Square

New York, NY 10036

Telephone: 212-421-4100

E-mail: ali.panjwani@pryorcashman.com

Attention: M. Ali Panjwani, Esq.

or at such other address, email address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party one (1) Business Day prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or email account containing the time, date, and recipient facsimile number or email address, as applicable, or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or email or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, including by merger or consolidation. The Investor may not assign its rights or obligations under this Agreement.

(i) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to consummate and make effective, as soon as reasonably possible, the Commencement, and to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(l) Enforcement Costs. In the event of a dispute arising out of or relating to this Agreement, if a court of competent jurisdiction determines in a final, non-appealable order that a party has breached this Agreement, then, in addition to any other available remedies, the non-breaching party shall be entitled to, and the breaching party shall be liable for, the reasonable legal fees and expenses incurred by the non-breaching party in connection with the dispute, including any appeals in connection therewith.

(m) Amendment and Waiver; Failure or Indulgence Not Waiver. No provision of this Agreement (i) may be amended other than by a written instrument signed by both parties hereto and (ii) may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(n) Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide the Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Investor shall have entered into a written agreement with the Company regarding the confidentiality and use of such information. The Company understands and confirms that the Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

(o) Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

(p) Placement Agent. The Company has or shall engage a suitable placement Agent at the Company’s cost.

[Remainder of page intentionally blank – signature page follows]

IN WITNESS WHEREOF, the Investor and the Company have caused this Purchase Agreement to be duly executed as of the date first written above.

THE COMPANY:

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOL

By:
Name:	Steve Reinharz, CEO
Title:

INVESTOR:

AIV INVESTMENTS, LLC

By:
Name:
Title:

EXHIBIT A

FORM OF PURCHASE NOTICE

________, 2024

To: AIV Investments, LLC

In accordance with Section 2 of the purchase agreement, dated September [    ], 2024 (the “Purchase Agreement”), between Artificial Intelligence Technology Solutions Inc. (the “Company”) and AIV Investments, LLC (the “Investor”), the Company hereby provides notice to the Investor of a sale by the Company to the Investor of Purchase Shares in the amount set forth in this Purchase Notice. Capitalized terms used herein have the meanings set forth in the Purchase Agreement.

Purchase Amount: $____________

Purchase Price per share: $____________

Number of Purchase Shares:_______________________

Very truly yours,

Artificial Intelligence Technology Solutions Inc.

By:
Name:
Title:

EXHIBIT B

FORM OF OFFICER’S CERTIFICATE

This Officer’s Certificate (“Certificate”) is being delivered pursuant to Section 7(c) of that certain Purchase Agreement dated as of September [   ], 2024, (“Purchase Agreement”), by and between Artificial Intelligence Technology Solutions Inc., a Nevada corporation (the “Company”), and AIV INVESTMENTS, LLC (the “Investor”). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

The undersigned, Steven Reinharz, Chief Executive Officer of the Company, hereby certifies, on behalf of the Company and not in his individual capacity, as follows:

1. I am the Chief Executive Officer of the Company;

2. The representations and warranties of the Company are true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 of the Purchase Agreement, in which case, such representations and warranties are true and correct without further qualification) as of the date of the Purchase Agreement and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, in which case such representations and warranties are true and correct as of such date);

3. The Company has performed, satisfied and complied in all material respects with covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date.

IN WITNESS WHEREOF, I have hereunder signed my name on this _ day of September, 2024.

Name:
Title:	Chief Executive Officer